EXHIBIT 99.1

One Astoria Federal Plaza, Lake Success, NY 11042-1085 (516) 327-3000
FOR IMMEDIATE RELEASE	Contact:	Peter J. Cunningham First Vice President Investor Relations 516-327-7877 ir@astoriafederal.com

ASTORIA FINANCIAL CORPORATION ANNOUNCES REDEMPTION OF TRUST PREFERRED SECURITIES

Lake Success, New York – April 10, 2013 – Astoria Financial Corporation (NYSE: AF) (the “Company”), the holding company for Astoria Federal Savings and Loan Association, announced today that the 9.75% Capital Securities, Series A (CUSIP # 0426KAA9), and the 9.75% Capital Securities, Series B (CUSIP # 04626KAC5) (together, the “Capital Securities”), issued by Astoria Capital Trust I, an affiliated Delaware trust (the “Trust”), have been called for redemption. The aggregate liquidation amount of the Capital Securities currently outstanding is $125 million. The Capital Securities will be redeemed as a result of the concurrent prepayment in whole by the Company of its 9.75% Junior Subordinated Deferrable Interest Debentures due November 1, 2029 (the “Junior Subordinated Debentures”), which are currently held by the Trust, pursuant to the optional prepayment provisions of the Indenture for the Junior Subordinated Debentures.

The redemption of the Capital Securities is scheduled to occur on May 10, 2013. The redemption price for the Capital Securities will be 103.413% of the aggregate liquidation amount of the Capital Securities outstanding, plus accumulated and unpaid distributions to, but not including, the redemption date.

The Company intends to fund the prepayment of the Junior Subordinated Debentures with the proceeds of the Company’s recent sale of depositary shares representing interests in the Company’s Series C Non-Cumulative Perpetual Preferred Stock, which was completed on March 19, 2013.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

About the Company

Astoria Financial Corporation, with assets of $16.5 billion, is the holding company for Astoria Federal Savings and Loan Association. Established in 1888, Astoria Federal, with deposits in New York totaling $10.4 billion, is the largest thrift depository in New York and embraces its philosophy of "Putting people first" by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Federal originates residential mortgage loans through its banking and loan production offices in New York, a broker network in four states, primarily along the East Coast, and through correspondent relationships covering nine states and the District of Columbia. Astoria Federal also originates multi-family and commercial real estate loans, primarily on rent controlled and rent stabilized apartment buildings, located in New York City and the metropolitan area.

Forward-Looking Statements

This press release may contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any actions regarding foreclosures may adversely affect our business; transition of our regulatory supervisor from the Office of Thrift Supervision to the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve Board; effects of changes in existing U.S. government or government-sponsored mortgage programs; technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate. We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.